Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525	kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form 10Q/A of ScanSys, Inc. of our Independent Accountant’s Review Report dated July 25, 2013.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

August 12, 2013